     EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report dated September 2, 2001, in the Annual Report on Form 10-K of Nicole Industries, Inc. for the fiscal year ended December 31, 2000.

/s/ David WiningsPalm
Desert, California
September 2, 2001